Exhibit 99.1

Richtech Robotics Expands Agreement with Ghost Kitchens to Manage 20 Additional Walmart-Located Restaurants, Growing its Restaurant Operations Model

Company’s subsidiary, AlphaMax Management LLC, will optimize operations through the use of robotics and AI cloud technology at restaurants across Arizona, Colorado, and Texas

LAS VEGAS, October 17, 2024 – Richtech Robotics Inc. (Nasdaq: RR) (“Richtech Robotics” or the “Company”), a Nevada-based provider of AI-driven service robots, today announces that it is expanding its restaurant operations model with the signing of a binding Letter of Intent (LOI) with Ghost Kitchens America. Under the terms of the LOI, Richtech Robotics agreed to enter into a franchise agreement with Ghost Kitchens America, pursuant to which the Company will acquire exclusive rights to operate 20 Walmart-located restaurants in Arizona, Colorado, and Texas. These restaurants will be directly managed by Richtech Robotics’ subsidiary, AlphaMax Management LLC, with the aim of optimizing restaurant operations through robotics and AI cloud technology. Each location is expected to generate between $700 thousand and $2 million in annual revenue.

Richtech Robotics is deploying its proprietary automation to enhance operational efficiency, augment and personalize customer experiences, and lower operational costs. The establishment and ongoing management of these restaurants is anticipated to provide a clear, repeatable operational blueprint that businesses can use to scale robotic deployment and optimize their business model.

Matt Casella, President of Richtech Robotics, stated: “Richtech Robotics is committed to the commercialization of robotics, through both robotic sales and the operation of our own robot-powered restaurants. This agreement will significantly add to our restaurant portfolio, and these high-traffic locations will bring greater visibility to our brand and our solutions. Our restaurant operations will showcase the very same robotic and AI platforms offered through our RaaS (Robotics-as-a-Service) business model. We expect these platforms to become a fast-growing and stable revenue stream for us as we leverage them to manage thousands, and eventually tens of thousands, of restaurant operations in the future.”

George Kottas, CEO of Ghost Kitchens America, commented: “All Walmart locations where we’ve signed agreements with Richtech Robotics have strong sales numbers and steady customer traffic. Based on our previous collaborations, Ghost Kitchens is confident that Richtech Robotics’ robotic technology and operational management services will maximize the performance of these restaurants. We look forward to further expanding our partnership with Richtech Robotics as we rapidly grow our restaurant footprint.”

In addition to today’s announcement, the Company has already secured exclusive operational rights for the Ghost Kitchen at a Walmart location in Rockford, Illinois. Additionally, Richtech Robotics has signed a franchise agreement for another Walmart restaurant in Peachtree, Georgia, which is expected to begin operations later this year.

Through AlphaMax Management LLC, Richtech Robotics is operating these restaurants and advancing the application of robotic technology in the food service industry, with the goal of helping businesses reduce costs and improve efficiency.

About Richtech Robotics

Richtech Robotics is a provider of collaborative robotic solutions specializing in the service industry, including the hospitality and healthcare sectors. Our mission is to transform the service industry through collaborative robotic solutions that enhance the customer experience and empower businesses to achieve more. By seamlessly integrating cutting-edge automation, we aspire to create a landscape of enhanced interactions, efficiency, and innovation, propelling organizations toward unparalleled levels of excellence and satisfaction. Learn more at www.RichtechRobotics.com and connect with us on X (Twitter), LinkedIn, and YouTube.

About Ghost Kitchens International (GKI)

With restaurants across Canada and the US, GKI is expanding to open 240 new restaurants under the ONE KITCHEN banner in USA and Canada. Each restaurant features multiple national brands made to order, a single operator, innovative front and back-of-house technology, and walk-in and delivery customers. For more information go to www.ghostkitchenbrands.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the anticipated success and benefits of the partnership with Ghost Kitchens America, including the ability of each location to generated expected annual revenue.

These forward-looking statements are based on Richtech Robotics’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements include, among others, risks and uncertainties related to the parties’ ability to negotiate and execute a definitive agreement in connection with the LOI; Richtech Robotics’ ability to implement the definitive agreement; the ability of each location to generated the expected amount of annual revenue; and Richtech Robotics’ ability to realize the benefits described herein. Investors should read the risk factors set forth in Richtech Robotics’ Annual Report on Form 10-K/A, filed with the SEC on March 27, 2024, the Registration Statement and periodic reports filed with the SEC on or after the date thereof. All of Richtech Robotics’ forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof. New risks and uncertainties arise over time, and it is not possible for Richtech Robotics to predict those events or how they may affect Richtech Robotics. If a change to the events and circumstances reflected in Richtech Robotics’ forward-looking statements occurs, Richtech Robotics’ business, financial condition and operating results may vary materially from those expressed in Richtech Robotics’ forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and Richtech Robotics assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

CORE IR

Matt Blazei

ir@richtechrobotics.com

Media:

Timothy Tanksley

Director of Marketing

Richtech Robotics, Inc

press@richtechrobotics.com

702-534-0050

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